                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-44562, 333-80931 and 333-53083) pertaining to the 1997
Equity Incentive Plan, the Employee Stock Purchase Plan, the 1997 Non-Employee Directors' Stock Option Plan, and in the Registration Statement (Form S-3 No. 333-60135) and related Prospectus, of our report dated February 9, 2001, with respect to the consolidated financial statements of Gene Logic Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                /s/ Ernst & Young LLP

Baltimore, Maryland
March 26, 2001